                                                                     EXHIBIT 4.4

                               CEPTOR CORPORATION

                                 FOUNDERS' PLAN

                           (Adopted December 9, 2004)

                                    ARTICLE I
                                     GENERAL

            1.1 OBJECTIVES AND PURPOSES OF THE PLAN

                The purpose of the Ceptor Corporation (the "Company")  Founders'
Plan (the "Plan") is to:

                (a) Encourage  individual  effort and group teamwork  toward the accomplishment of the Company's goals;

                (b) Reward outstanding executive and managerial  performance and contributions from directors, officers, consultants,  advisors, and employees to the Company;

                (c) Provide total  compensation  which is  competitive  with the companies  comprising the industries  with which the Company  competes and takes into account the Company's  strategic  goals and size and which is sufficient to ensure  the  Company's  ability to  attract,  retain  and  motivate  executives, managers and others; and

                (d) Focus the attention of  participants on Company goals and on other performance indicators which may also be used in connection with the Plan.

            1.2 ADMINISTRATION

                (a) The Plan shall be  administered by the Board of Directors or by a Committee of the Board of Directors of the Company (the "Committee")  which shall  consist of two or more  directors.  Each member shall be a  "Non-employee director" as that term is defined by Rule  16b-3(b)(3)  (or any successor  rule)
promulgated  under the  Securities  Exchange  Act of 1934,  as  amended,  and an
"outside director" as that term is referred to in Section 162(m)(4)(C)(i) of the
Internal  Revenue  Code  of  1986,  as  amended,  and  regulations   promulgated
thereunder  (and any  successor  section  or  regulation).  The  members  of the
Committee  shall be appointed by the Board of Directors,  and any vacancy on the
Committee  shall be filled by the Board.  The Committee  shall select a Chairman from their  number and  designate a  Secretary,  who need not be a member of the
Committee and who may be a participant  under the Plan. The Committee  described herein may be the same Committee which  administers the Company's 2004 Incentive
Stock Plan, unless otherwise determined by the Board.

                (b) The  Secretary  of the  Committee  shall keep minutes of its meetings  and of any  actions  taken by it without a meeting.  A majority of the
Committee  shall  constitute a quorum and all acts of the majority shall be acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action  taken  shall be  signed  by all of the  members  of the  Committee.  The
Committee  shall  meet at  such  time  and  place  as the  Chairman  or,  in the
Chairman's  absence,  any  member  may  designate.   The  Committee  shall  make
appropriate reports to the Board concerning the operations of the Plan.

                (c)  The  Committee  shall  have  full  power  to  construe  and interpret the Plan;  to determine  (subject to Article II) the persons who shall participate  under the Plan and the amount of their target and actual awards; to establish performance measures, goals and formulas in addition to the provisions of Article III below; to review Company and individual  participant  performance and make  determinations  on the extent to which (i) such performance  meets the
Committee's  established standards,  (ii) awards are payable, (iii) acceleration of vesting or adjustment to target or actual award  conditions  are  appropriate either on an individual participant or plan-wide basis, and to determine any and all  questions  arising  under  the  Plan.  All  determinations,  constructions, interpretations,  rules and  regulations  made pursuant to this Section shall be recorded by the Committee in its minutes,  and shall be  conclusive  and binding upon the Company and all participants.

            1.3 MAXIMUM NUMBER OF SHARES

                The maximum number of shares of the Company's  common stock that may be issued for all purposes under this Plan shall be 1,400,000.

                                   ARTICLE II
                             ELIGIBILITY FOR AWARDS

            2.1 GENERAL ELIGIBILITY

                The Committee, after consulting with management, shall determine and announce the persons who shall be eligible for awards under the Plan and the amount of such  awards.  Eligibility  shall be limited to  directors,  officers, consultants,  advisors,  and  employees  of the  Company  (and  their  designees reasonably  acceptable  to the  Committee)  who have made or  expected to make a meaningful distribution towards the accomplishment of the Company's goals.

            2.2 OTHER ANNUAL INCENTIVE PLANS OR ARRANGEMENTS

                The  existence of the Plan shall not  preclude the  operation of other incentive plans or arrangements in the Company and/or its subsidiaries.

            2.3 ELIGIBILITY

                (a) In  addition  to  those  employees  who may be  eligible  to participate  in the Plan  pursuant  to  Section  2.1,  the  following  incumbent participants  shall receive awards under the Plan (provided each such individual is employed by the Company at the time of award):

NAME                                POSITION

William H. Pursley                  CEO and Chairman of the Board of        576,000
                                    Directors

Norman W. Barton, M.D., Ph.D.       EVP, Chief Medical Officer              210,000

Alfred Stracher, Ph.D.              SVP, Chief Scientific Officer           105,000

Leo Kesner, Ph.D.                   VP, Research                            105,000

Donald W. Fallon                    SVP, Finance & Administration, CFO       96,000

Leslie de Vos, RN, MSN              VP, Project Management & Clinical        46,400
                                    Operations

Theresa Michele, M.D.               VP, Clinical Research                    46,400

Francis Zbikowski                   VP, Business & Commercial                46,400
                                    Development

Mary Brinker                                                                  6,400

Tomoka Davidsen                                                               6,400

Harbor Trust                                                                156,000
                                                                          ---------
                                                                          1,400,000

                Such awards shall be in the form of non-qualified  stock options
("Options") to acquire shares of the Company's  Common Stock, par value $0.00001 per share  ("Common  Stock") and shall have an  exercise  price equal to the par value per share of Common  Stock.  All awards of Options under the Plan shall be fully vested upon  issuance and may be exercised  only for shares of  Restricted
Stock in the Company  containing  such  restrictions  as the Company in its sole discretion shall  determine,  and such Restricted Stock shall, as a condition of awards  hereunder  and the  issuance  of the  Option and the  Restricted  Stock, continue to be subject to identical restrictions set forth in Section 2.3(d)-(i)
hereof (and any other restrictions imposed by the Committee),  and be subject in all respects to a Buy-Sell Agreement with the Company in the form established by the Company for such purpose.  By accepting such award, each participant  agrees to such terms and conditions and to be bound by such agreements and the terms of this Plan.

                (b) A change  or  changes  in the  positions  held by each  such incumbent officer shall not affect the right to participate in the Plan.

                (c) The  number of shares  ("Number")  designated  for  issuance under the Plan and  individually to Plan  participants  under  paragraph  2.3(a)
hereof may be revised by the Committee  without  consent of any recipient of any award or Plan participant in the event that the pre-money value per share of the
Company  that is  determined  in  connection  with the  Company's  next round of financing,  or price per share of Common Stock  indicated  thereby,  ("Qualified

Financing") is higher or lower than the Assumed Company Value.  For the purposes hereof,  "Assumed  Company  Value" shall mean $16 million based upon 3.2 million issued shares, at a value of $5.00 per share, post-split.

                (d) Each eligible  participant  under the Plan, by acceptance of any award under the Plan, irrevocably constitutes and appoints the Committee and the  Secretary  of the Company  (or such other  Person as is  designated  by the
Committee) with full power of substitution its true and lawful attorney,  in his name, place and stead, to make, execute, sign, acknowledge, record and file with respect to the Company:  (i) any  certificate or other  instrument  which may be required to be filed by the  Company  under the laws of the State of Florida and any other  jurisdiction  whose laws may be applicable  which the Committee shall deem  advisable to file to effectuate  the intent and purposes of this Paragraph
2.3; (ii) any and all amendments of the  instruments  described in the preceding sentence,  provided such  amendments are either  required by law to be filed, or are consistent  with this intent and purposes of this Paragraph 2.3 or have been duly  authorized by the Committee;  (iii) any  certificate  or other  instrument which may be deemed  necessary or desirable to effect the revision to the Number or the  portion  of the  Number of shares of the  Company  issued or for which a participant  under the Plan is or may become eligible for in accordance with the terms hereof; and (iv) to indicate in the stock transfer records and other books and records of the Company,  and of any transfer agent of the Company,  that the
Committee has taken such action.

                (e) The grant of authority  under this  Paragraph  2.3 is: (i) a special power of attorney,  coupled with an interest,  is irrevocable  and shall survive the death or legal capacity of each Plan participant granting the power;
(ii)  exercisable  by the  Committee  (or the holder of such power) on behalf of each  participant  by a  facsimile  signature  or by  listing  all of  the  Plan
participants   so  executing  any   instrument   with  a  single   signature  as
attorney-in-fact  for all of them;  and (iii) shall  survive the delivery of any transfer or assignment by a Plan  participant of the whole or any portion of its interest,  except  that where the  assignee  thereof  has been  approved  by the
Committee,  the Power of Attorney shall survive the delivery of such  assignment for the sole purpose of enabling the Committee to execute,  acknowledge and file any instrument necessary to effect such substitution,  in each case, without any further  action or consent of the  participant.  In the event of any exercise of this power of attorney, prompt notice shall be given the participant(s) effected by such action,  but such notice shall not be required for the  effectiveness of such action.

                (f) The Committee may place such  restrictions  on the shares of the  Company's  common  stock  awarded to a Plan  participant  hereunder  as the
Committee, in its absolute discretion,  determines. In the absence of a specific determination by the Committee,  any shares of the Company's common stock issued under the Plan shall be "restricted shares" which may not be sold,  transferred, assigned,  including  by  court  order  operation  of law,  equitable  or  other
distribution  after  divorce  or  separation,   settlement,   exchange,  waiver,
abandonment,  gift,  alienation,  bequest  or  disposal,  and may not be pledged without the  consent of the  Committee  which  shall vest and such  restrictions shall lapse,  upon the filing of an IND application  with the United States Food and Drug  Administration  (FDA) for a Phase III clinical trial for the Company's
"Myodor"  technology,  provided such date is not less than six months  following the date of award.  In the event a participant  that is an employee ceases to be an employee of the Company  prior to the date at which the  restrictions  lapse, all options and shares of  Restricted  Stock held by such person shall revert to the Company or, at his sole election, to William Pursley or his designee. In the event of a Change in Control all  restrictions  theretofore  established  by the
Committee in respect of shares of the  Company's  common stock (other than those relating  to  federal  and  state  securities  laws) or under  this  Plan  shall immediately lapse.

                (g) For purposes of this Article II,  "Change in Control"  means and shall be deemed to have occurred if:

                    (i) the  direct or  indirect  acquisition,  whether by sale, merger,  consolidation,  or  purchase,  of  assets  or  stock,  by  any  person, corporation  or other entity or group thereof,  of the beneficial  ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934, as
amended,  and the rules and  regulations  promulgated  thereunder)  of shares of voting  securities  of the  Company  which,  when added to any other  shares the beneficial  ownership  of which is held by the  acquirer,  shall  result  in the acquirer's  having  more than 50% of the votes that are  entitled  to be cast at meetings of  stockholders  of the Company as to matters on which all outstanding shares are entitled to be voted as a single class; provided,  however, that such acquisition  shall not  constitute a Change in Control for purposes of this Plan if prior to such acquisition a resolution  declaring that the acquisition  shall not constitute a Change in Control is adopted by the Board with the support of a majority of the Board  members who either were members of the Board for at least two years prior to the date of the vote on such resolution or were nominated for election  to the Board by at least  two-thirds  of the  directors  then still in office who were members of the Board at least two years prior to the date of the vote on such resolution;  and provided further that neither the Company, nor any person who as of December 9, 2004 was a director or officer of the Company,  nor any trustee or other fiduciary holding securities under an employee benefit plan of the  Company,  nor any  corporation  owned,  directly or  indirectly,  by the stockholders  of the  Company in  substantially  the same  proportions  as their ownership  of shares of the  Company  shall be  deemed to be an  "acquirer"  for purposes of this Article II; or

                    (ii) the individuals who, as of December 9, 2004, constitute the Board or who  thereafter  are  elected to the Board and whose  election,  or nomination  for  election,  to the  Board  was  approved  by a vote of at  least two-thirds (2/3) of the directors then still in office who either were directors as of  December  9,  2004 or whose  election  or  nomination  for  election  was previously so approved  (the  "Continuing  Directors"),  cease for any reason to constitute a majority of the members of the Board; or

                    (iii)  the  stockholders  of the  Company  approve a merger, consolidation,  recapitalization  or  reorganization  of the Company,  a reverse stock  split of  outstanding  voting  securities,  or  consummation  of any such transaction  if  shareholder  approval  is not  obtained,  other  than  any such transaction  which  would  result  in at least  75% of the  total  voting  power represented  by the  voting  securities  of  the  surviving  entity  outstanding immediately after such transaction being  Beneficially  Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction,  with the voting power of each such continuing  holder relative to other such continuing  holders not substantially  altered in the transaction;
or

                    (iv)  the  stockholders  of the  Company  approve  a plan of complete  liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

provided, however, that an event or transaction that would otherwise be deemed a
Change in Control  shall not be deemed a Change in Control if the Board adopts a resolution approved by a vote of at least two-thirds (2/3) of the directors then still in office who are Continuing  Directors,  not later than 60 days after the
Company  receives  notice of the event or  transaction  constituting a Change in
Control  under  (i)  above and not  later  than the  occurrence  of the event or transaction  constituting  a  Change  in  Control  under  (iii)  or (iv)  above, determining  that such event or  transaction  should not  constitute a Change in
Control for purposes of the Plan.

                For   purposes   of  this   Section   3,   "Beneficial   Owner,"
"Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section  13(d) of the  Securities  Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

                (h)  Notwithstanding  anything to the contrary contained herein, all  certificates  for shares of the Company's  Common Stock delivered under the
Plan  pursuant  to any award shall be subject to such  stop-transfer  orders and other  restrictions  as the Committee may deem advisable  under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities  exchange  or  automated  quotation  system on which such  shares are listed or quoted.  Shares of the Company's  Common Stock subject to restrictions may not be sold, assigned, transferred,  pledged or otherwise encumbered, except as  hereinafter  provided,  during  the  restriction  period.  Except  for  such restrictions on transfer, the participant, as owner of such shares of restricted stock,  shall have all the rights of a holder of such restricted stock including the right to vote such shares,  provided,  however,  such  restricted  stock may contain  limitations  on the  right to vote  restricted  stock  or the  right to receive  dividends  thereon and restrictions  that may lapse  separately,  or in combination at such times, under such  circumstances,  in such installments,  or otherwise,  as the Committee shall determine at the time of grant or thereafter.
The  Company  shall  cause  a  legend  or  legends  to be  placed  on  any  such certificates  to make  appropriate  reference to such  restrictions or any other restrictions that may be applicable to such shares, including under the terms of the Plan.  In  addition,  during any period in which such  shares are subject to restrictions  under the  terms of the Plan or during  any  period  during  which delivery or receipt of such shares has been  deferred by the Committee or a Plan participant,  the  Committee  may  require  the  Participant  to  enter  into an agreement  providing  that  certificates  representing  such shares  issuable or issued pursuant to an award shall remain in the physical  custody of the Company or such other person as the Committee may  designate.  At the  expiration of any such restricted  period, the Company shall redeliver to the participant (or such participant's legal or designated  beneficiary) the shares deposited pursuant to
Section 3.2.

                                  ARTICLE III
                            TIMING AND FORM OF AWARDS

            3.1 TIMING OF PAYMENT

                (a)   Awards   may  be  paid  as  soon  as   practicable   after
determination by the Committee, or otherwise deferred in accordance with Section
3.1(b).

                (b) The  Committee  may  also in its sole  discretion  establish terms and conditions under which a participant may elect to defer the payment of an incentive award in whole or in part to a period following retirement or other termination  of  employment,  provided that any election by an employee to defer payment  shall be  irrevocably  made by the  participant  at such time  prior to
December 31 of the year preceding the Plan Year for which such  incentive  award shall be made (or such other appropriate time for a deferral election as is then appropriate  under  applicable law) as the Committee  shall determine  (provided that if the  determination  of eligibility is made  subsequent to December 31, a participant  must make such election within ten days of being notified he or she is eligible to participate).

           3.2  CUSTODY

                All shares of Restricted Stock and certificates  therefor issued under the Plan shall  remain in the  custody of the  Secretary  of the  Company, subject to adjustment and replacement as provided in Section  2.3(c)-(e)  hereof unless  and until  the  Committee  directs  delivery  to the Plan  participants, individually or collectively, or until expiration of the restrictions thereon.

                                   ARTICLE IV
          DISTRIBUTION OR TRANSFER - WITHHOLDING OF TAX - MISCELLANEOUS

            4.1 LIMITATION ON DISTRIBUTION OR TRANSFER OF AWARDS.

                Unless  otherwise  determined  by the  Committee,  no  right  or interest  of any  participant  in any awards  under the Plan  shall be  pledged, encumbered,  or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such participant to any party other than the Company.  Unless otherwise determined by the Committee, no award shall be assignable or transferable by a participant  otherwise than by will or the  laws  of  descent  and  distribution  and  pursuant  to a  domestic relations order as defined by the Internal Revenue Code of 1986, as amended,  or
Title I of the Employee Retirement Income Security Act of 1974, as amended.

            4.2 NO RIGHT TO EMPLOYMENT

                Nothing contained in the Plan or any participant's participation in the  Plan  shall  confer,  and no grant of an  award  shall be  construed  as conferring,  upon any  participant,  any right to  continue in the employ of the

Company or to  interfere  in any way with the right of the Company to  terminate such  participant's  employment  at  any  time  or  increase  or  decrease  such participant's compensation.

            4.3 GOVERNING LAW

                The validity, construction, and effect of the Plan and any rules and regulations  relating to the Plan shall be determined in accordance with the internal  laws of the State of Florida,  without  giving effect to principles of conflicts of laws, and applicable federal law.

            4.4 WITHHOLDING OF TAXES

                The Company  shall have the right to deduct  from any  incentive award or other amount to be paid pursuant to this Plan, or to otherwise  require a  participant  to pay prior to any such  payment,  all Federal,  State or local taxes required by law to be withheld in respect of such payment.

            4.5 GENERAL RESTRICTIONS

                Each award of shares of the  Company's  common  stock  under the
Plan shall be subject to the condition  that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares upon any  securities  exchange or under any state or federal law, (ii) the consent or approval of any  government  or  regulatory  body or (iii) an  agreement  by the
Participant  with respect  thereto,  is necessary or desirable,  then such award
shall  not  be  consummated,   in  whole  or  in  part,   unless  such  listing,
registration,  qualification,  consent,  approval or  agreement  shall have been effected or obtained free of any conditions not acceptable to the Committee.

            4.6 HOLDBACK

                If the Company files a registration statement in connection with an underwritten  public offering,  or otherwise  determines it to be in the best interest of the  Company,  a holder of  Restricted  Stock  issued under the Plan shall not effect any sale or distribution of any shares (except pursuant to such registration  statement) of the capital stock of the Company,  whether now owned or hereafter  acquired  during a reasonable  and  customary  period of time,  as agreed to by the Company and the  underwriters  or otherwise  determined  by the
Company,  not to exceed 180 days, following the effective date of a registration statement  filed under the Securities Act in connection with any public offering or sales of the  Company  (or its  stockholders)  pursuant  to any  registration statement  and,  not to  exceed  90  days,  following  the  effective  date of a registration  statement  filed under the Securities  Act in connection  with the next two subsequent  registered offerings of the Company (other than pursuant to form S-8  registering  employee  securities).  In order to enforce the foregoing covenant, the Company may impose stop-transfer  instruction with respect to each holder until the end of such reasonable and customary period.

                                   ARTICLE V
               EFFECTIVE DATE, AMENDMENT, AND TERMINATION OF PLAN

            5.1 EFFECTIVE DATE

                The Plan shall become effective as of December 9, 2004.

            5.2 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

                The Board of  Directors  of the  Company  or the  Committee  may
suspend or terminate the Plan or any portion  thereof at any time and may amend, subject  to  obtaining  requisite  stockholder  approval  for  those  amendments required to  preserve  the tax  deductibility  of  compensation  in excess of $1 million  paid to  executives  of the Company or the  compliance  by the Plan and transactions  occurring  under  the Plan with Rule  16b-3  under the  Securities
Exchange Act of 1934 or as may  otherwise be required by law, the Plan from time to time in such  respects as the Board of  Directors or the  Committee  may deem advisable and in the best interest of the Company.

           5.3  RESTRICTIONS UNDER RULE 16B-3

                Unless a  participant  is not subject to  short-swing  liability under  Section  16(b) of the  Securities  Exchange Act of 1934 in respect of the sale or other transfer of shares of common stock of the Company issued under the
Plan, such shares of common stock shall be held for at least six months from the date of grant.

           5.4  COMPLIANCE WITH RULE 16B-3

                It is the  intent of the  Company  that this Plan  comply in all respects  with Rule  16b-3  under the  Securities  Exchange  Act of 1934 (or any successor  rule) in connection with any Award granted to a person who is subject to Section 16 of the Securities Exchange Act of 1934. Accordingly, any provision of this Plan that does not comply  with the  requirements  of Rule 16b-3 (or any successor  rule) as then  applicable  to any such person  shall be  construed or deemed amended to the extent necessary to conform to such  requirements,  except that such automatic  amendment  shall not apply to any other  participant who is not (at the time of such  application)  subject to Section 16 of the  Securities
Exchange Act of 1934.

                                        CEPTOR CORPORATION
                                         December 9, 2004